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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): April 9, 1998


                           APOGEE ENTERPRISES, INC.
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            (Exact name of registrant as specified in its charter)


           Minnesota                     0-6365                 41-0919654
-------------------------------       -------------          -------------------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota          55431
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     (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:   (612) 835-1874
                                                     -----------------

                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

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Item 5.     Other Events.
            ------------
     Apogee Enterprises, Inc. announced April 8, 1998 that the Company had net losses for both the fourth quarter and full-year fiscal 1998, mainly due to nonrecurring charges and operating losses related to the Company's exit from its Asian and European curtainwall operations. For the fourth quarter, in addition to previously announced nonrecurring charges totaling $35.9 million pre-tax or $1.26 diluted per share related to exiting its European curtainwall operations, the Company incurred $32.0 million in operating losses related to its Asian and European curtainwall operations. While the Auto Glass segment also reported a fourth quarter loss, both the Glass Technologies segment and the remaining businesses of the Building Products & Services segment were profitable in the fourth quarter. The Company also commented on the outlook for fiscal 1999. See
Exhibit 99.1 attached hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

             (c)  Exhibits:

     99.1    Press release, dated April 8, 1998

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   April 9, 1998

                                               APOGEE ENTERPRISES, INC.



                                               By    /s/ Robert G. Barbieri
                                               ----------------------------
                                                     Robert G. Barbieri
                                                     Chief Financial Officer

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                                EXHIBITS INDEX


Exhibit No.                                                        Page
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 99.1   Press Release, dated April 8, 1998......................    4

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